UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Tenth Amendment to Amended and Restated Receivables Sale Agreement

Effective October 12, 2006, SIRVA, Inc. (“SIRVA”), through SIRVA Relocation Credit, LLC, its wholly-owned, special purpose subsidiary (“SRC”), and its subsidiaries, SIRVA Relocation LLC (“SIRVA Relocation”) and Executive Relocation Corporation (“Executive Relocation”), entered into a waiver and tenth amendment, dated as of October 12, 2006 (the “Tenth Amendment”), to the Amended and Restated Receivables Sale Agreement, dated as of December 23, 2004 (as amended, the “Sale Agreement”), with the several purchasers party thereto (the “Purchasers”), as purchasers, and LaSalle Bank National Association (“LaSalle”), as agent.  The receivables are primarily home equity advances and other payments made on behalf of transferees and corporate clients, arising under certain relocation services agreements.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  Affiliates of LaSalle and certain of the Purchasers are lenders under the credit agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., a subsidiary of SIRVA, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells undivided percentage interests in a receivables portfolio on a non-recourse basis to the Purchasers, which are unaffiliated third parties.  The initial payment for the interests in the receivables pool is discounted and the balance only paid if and when the receivables are collected.  Because SRC is entitled to payment from the collected balances, it retains an interest in the unfunded portion of the sold receivables, and it also retains an interest in the amount of any receivables that are not eligible under the terms of the Sale Agreement.  SIRVA Relocation and Executive Relocation are involved in the receivables collection process.

The Tenth Amendment revised the definition of “Reserve” and extended until (i) January 31, 2007, the deadline for SIRVA to deliver its financial statements for the fiscal year ended December 31, 2005, (ii) December 31, 2006, the deadline for SIRVA to deliver its unaudited financial statements for each of the quarterly periods ended March 31, 2006 and June 30, 2006, (iii) January 31, 2007, the deadline for SIRVA to deliver its unaudited financial statements for the quarterly period ended September 30, 2006, and (iv) June 30, 2007, the deadline for SIRVA to deliver its financial statements for the fiscal year ended December 31, 2006.

The description of the Tenth Amendment set forth above is qualified in its entirety by reference to the actual terms of the Tenth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

 (d)         Exhibits

10.1

Waiver and Tenth Amendment to Amended and Restated Receivables Sale Agreement, dated as of October 12, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: October 18, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
10.1

Waiver and Tenth Amendment to Amended and Restated Receivables Sale Agreement, dated as of October 12, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.